UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2010

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01.  Other Events.

On July 15, 2010 Thompson Creek Metals Company Inc. (“Thompson Creek”) announced the execution of a definitive agreement pursuant to which Thompson Creek will acquire all of the issued and outstanding equity of Terrane Metals Corp. (“Terrane”).  The acquisition transaction will be implemented by way of a court-approved plan of arrangement under British Columbia law (the “Arrangement”).  Under the Arrangement, holders of Terrane shares will receive C$0.90 in cash and 0.052 Thompson Creek common shares per Terrane share.  Thompson Creek has also concurrently entered into an agreement with Royal Gold, Inc. with respect to the purchase and sale of 25% of the life of mine gold production from Terrane’s Mt. Milligan Copper Gold Project.  A copy of the Thompson Creek and Terrane joint press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Thompson Creek and Terrane Joint Press Release dated July 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Dale Huffman
Date: July 15, 2010	Name:	Dale Huffman
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Thompson Creek and Terrane Joint Press Release dated July 15, 2010